UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

May 19, 2010

SONGZAI INTERNATIONAL HOLDING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28806	43-1932733

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, California 91748

 (Address of principal executive offices, including zip code)

(626) 581-8878
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On May 19 2010, Songzai International Holding Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with Erdos City Bayinmengke Liujiaqu Coal Co., Ltd., a limited liability company formally incorporated under the laws of the People’s Republic of China (the “Seller”), Erdos City Bayinmengke Investment Group Co., Ltd. (“ECBIG”), Shan Li (“Li”) and Liying Wang (“Wang” and together with ECBIG and Li, the “Equity Holders”).  The Purchase Agreement provides for the sale to the Company of the Erdos City Dongsheng District Liujiaqu Coal Mine (“Liujiaqu Coal Mine”) in the Inner Mongolia region of the People’s Republic of China from the Seller.  As consideration for the Liujiaqu Coal Mine, the Company will pay to the Seller $30,000,000 cash and will issue to the Seller 10,000,000 shares of the Company’s common stock, which amount may be reduced if the average closing price of the Company’s common stock on the Over-The-Counter Bulletin Board over the 10-day period ending on the day prior to the closing date is greater than $7.00 per share.  In addition, the Seller will receive a continuing interest equal to 30% of the net profits from the operation of the Liujiaqu Coal Mine.

The Seller, the Company and the Equity Holders have made customary representations, warranties and covenants in the Purchase Agreement and the transaction is subject to customary closing conditions, including the receipt of required governmental approvals and the ability of the Company to obtain third party financing on terms satisfactory to the Company to finance the transaction.  The Company anticipates that the acquisition will be consummated with the completion of industrial and commercial registration for the change of ownership within 3 months from the date the Seller receives the cash portion of the consideration.

The Purchase Agreement also contains certain termination rights for the parties, including a termination right by the Company if the Seller or any of the Equity Holders fail to perform in any material respect any obligation under or materially breach any provision of the Purchase Agreement.  Each party also has termination rights if the closing does not occur by September 30, 2010 and the terminating party has not caused the closing not to occur by breaching the Purchase Agreement.

The description contained herein of the terms of the Purchase Agreement for Liujiaqu Coal Mine, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated by reference herein.

A copy of the Company’s press release, dated May 20, 2010, announcing its entry into the  Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Purchase Agreement, by and among the Company, the Seller, Erdos City Bayinmengke Investment Group Co., Ltd., Shan Li and Liying Wang

99.1	Press release dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Songzai International Holding Group, Inc.

Date: May 25, 2010	/s/ Hongwen Li
Hongwen Li
Chief Executive Officer